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                                                                  Exhibit 3.2(a)


                                    BY-LAWS
                                      OF

                                 COMMERX, INC.

                                   ARTICLE I

                                    Offices

     SECTION 1.1.  Registered Office.  The registered office of the
                   -----------------
corporation in the State of Delaware shall be located at the Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle and the name of its registered agent is Corporation Trust Company.

     SECTION 1.2.  Other Offices.  The corporation may also have offices at
                   -------------
such other places both within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                  ARTICLE II

                           Meetings of Stockholders

     SECTION 2.1.  Annual Meeting.  The annual meeting of the stockholders
                   --------------
shall be held at the principal office of the corporation on the first Monday in August in each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding business day, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day hereinbefore designated for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of stockholders as soon thereafter as convenient.

     SECTION 2.2.  Special Meetings.  Except as otherwise prescribed by
                   ----------------
statute, special meetings of the stockholders for any purpose or purposes, may be called and the location thereof designated by the Chairman of the Board or by the President and shall be called and the location thereof designated by the Secretary at the request in writing by a majority of the Board of Directors or by stockholders owning capital stock of the corporation having not less than fifty percent (50%) of the total voting power. Such request shall state the purposes of the proposed meeting.

     SECTION 2.3.  Place of Meetings.  Each meeting of the stockholders for
                   -----------------
the election of directors shall be held at the principal office of the corporation, unless the Board of Directors shall by resolution designate any other place, within or without the State of Delaware, as the place of such meeting. Meetings of stockholders for any other purpose may be held at such place, within or without the State of Delaware, and at such time as shall be determined pursuant to Section 2.2 and stated in the notice of the meeting or in a duly executed waiver of notice thereof.
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     SECTION 2.4.  Notice of Meetings.  Written or printed notice stating
                   ------------------
the place and time of each annual or special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting.

          When a meeting is adjourned to another time or place, no notice of the adjourned meeting other than an announcement at the meeting need be given unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after such adjournment.

     SECTION 2.5.  Stockholder List.  At least ten (10) days before every
                   ----------------
meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order, and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder, shall be prepared by the Secretary. Such list shall be open to examination of any stockholder of the corporation during ordinary business hours, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 2.6.  Quorum.  The holders of capital stock of the corporation
                   ------
having a majority of the voting power thereof, present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the stockholders of the corporation for the transaction of business, except as otherwise provided by statute, the certificate of incorporation or these by-laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 2.7.  Proxies.  At every meeting of the stockholders, each
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stockholder having the right to vote thereafter shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to such meeting, unless such proxy provides for a longer period; and it shall be filed with the Secretary of the corporation before, or at the time of, the meeting.

     SECTION 2.8.  Voting.  Unless the certificate of incorporation provides
                   ------
otherwise, at every meeting of stockholders, each stockholder shall be entitled to one (1) vote for each share of stock of the corporation entitled to vote thereat and registered in the name of such stockholder on the books of the corporation on the pertinent record date. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power which is present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by provision of the statutes, the certificate of incorporation or these by-laws, a different vote is required, in which case such provision shall govern and control the decision of such question. If the certificate of

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incorporation provides for more or less than one vote for any share on any matter, every reference in these by-laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

     SECTION 2.9.  Voting of Certain Shares.  Shares standing in the name
                   ------------------------
of another corporation, domestic or foreign, and entitled to vote may be voted by such officer, agent, or proxy as the by-laws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares standing in the name of a deceased person, a minor or an incompetent and entitled to vote may be voted by his administrator, executor, guardian or conservator, as the case may be, either in person or by proxy. Shares standing in the name of a trustee or receiver and entitled to vote may be voted by such trustee or receiver either in person or by proxy as provided by Delaware law. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

     SECTION 2.10. Action Without Meeting.  Unless otherwise restricted by
                   ----------------------
the certificate of incorporation or these by-laws, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing. Such consent shall be filed with the minutes of proceedings of the stockholders and shall have the same force and effect as a unanimous vote of stockholders.

     SECTION 2.11. Treasury Stock.  Shares of its own stock belonging to
                   --------------
the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by this corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this section shall be construed to limit the right of this corporation to vote shares of its own stock held by it in a fiduciary capacity.

                                  ARTICLE III

                                   Directors

     SECTION 3.1.  Number and Election.  The number of directors which
                   -------------------
shall constitute the whole board shall be five (5), but such number may be increased to seven (7) by the Board of Directors. Directors shall be elected annually by the stockholders as provided in Section 2.1 or in accordance with
Section 3.2 of these by-laws and each director elected shall hold office until his successor is elected and qualified or until his death or resignation or until he shall have been removed in the manner hereinafter provided. Directors need not be residents of the State of Delaware or stockholders of this corporation.

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     SECTION 3.2.  Resignations and Vacancies.  Any director may resign at
                   --------------------------
any time by giving written notice to the Board of Directors or to the President. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If, at any other time than the annual meeting of the stockholders, any vacancy occurs in the Board of Directors caused by resignation, death, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by an increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class, by amendment of Section 3.1 of these by-laws, a majority of the directors then in office, although less than a quorum, may choose a successor, or fill the newly created directorship. [(If the corporation is to have classes of stock or series thereof include the following sentence). Whenever the holders of any class or classes of stock or series thereof are entitled to fill a vacancy in the Board of Directors, a majority of the directors elected by such class or classes or series thereof, or a sole remaining director so elected, may fill the vacancy.] The director so chosen, by either all of the stockholders or a class or series of stockholders, shall hold office until the next annual election of directors by the stockholders and until his successor shall be duly elected and qualified, unless sooner displaced.

     SECTION 3.3.  Removal.  Any director may be removed, with or without
                   -------
cause, at any meeting of the stockholders, by the affirmative vote of the holders of a majority of the stock of the corporation having voting power, and the vacancy in the Board of Directors caused by such removal may be filled by the stockholders at such meeting.

     SECTION 3.4.  Management of Affairs of Corporation.  The property and
                   ------------------------------------
business of the corporation shall be managed by, or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by stockholders. In case the corporation shall transact any business or enter into any contract with a director, or with any firm of which one or more of its directors are members, or with any trust, firm, corporation or association in which any director is a stockholder, director or officer or otherwise interested, the officers of the corporation and directors in question shall be severally under the duty of disclosing all material facts as to their interest to the remaining directors promptly if and when such interested officers or such interested directors in question shall become advised of the circumstances. In the case of continuing relationships in the normal course of business such disclosure shall be deemed effective, when once given, as to all transactions and contracts subsequently entered into. All transactions or contracts involving such interested officers or such interested directors shall be valid if the transaction or contract is authorized in good faith by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, or the material facts as to such officers' or directors' relationship or interest and as to the transaction or contract are disclosed or are known to the stockholders entitled to vote thereon, and the transaction or contract is specifically approved in good faith by vote of the stockholders.

     SECTION 3.5.  Dividends and Reserves.  Dividends upon stock of the
                   ----------------------
corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, in shares of stock or otherwise in the form, and to the extent, permitted by law. The Board of Directors may set apart, out of any funds of the

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corporation available for dividends, a reserve or reserves for working capital or for any other lawful purpose, and also may abolish any such reserve in the manner in which it was created.

     SECTION 3.6.  Regular Meetings.  An annual meeting of the Board of
                   ----------------
Directors shall be held, without other notice than this by-law, immediately after, and at the same place as, the annual meeting of the stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 3.7.  Special Meetings.  Special meetings of the Board of
                   ----------------
Directors may be called by the Chairman of the Board and shall be called by the Secretary at the request of any director, to be held at such time and place, either within or without the State of Delaware, as shall be designated by the call and specified in the notice of such meeting; and notice thereof shall be given as provided in Section 3.8 of these by-laws.

     SECTION 3.8.  Notice of Special Meetings.  Except as otherwise
                   --------------------------
prescribed by statute, written or actual oral notice of the time and place of each special meeting of the Board of Directors shall be given at least two (2) days prior to the time of holding the meeting. Any director may waive notice of any meeting.

     SECTION 3.9.  Quorum.  At each meeting of the Board of Directors, the
                   ------
presence of not less than a majority of the whole board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or these by-laws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Unless otherwise restricted by the certificate of incorporation, any member of the Board of Directors or of any committee designated by the Board may participate in a meeting of the directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such equipment shall constitute presence in person at such meeting.

     SECTION 3.10. Presumption of Assent.  Unless otherwise provided by
                   ---------------------
statute, a director of the corporation who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 3.11. Action Without Meeting.  Unless otherwise restricted by
                   ----------------------
the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the board or of such committee, as the

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case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

     SECTION 3.12. Presiding Officer.  The presiding officer at any
                   -----------------
meeting of the Board of Directors shall be the Chairman of the Board President or, in his absence, any other director elected chairman by vote of a majority of the directors present at the meeting.

     SECTION 3.13. Executive Committee.  The Board of Directors may, by
                   -------------------
resolution passed by a majority of the number of directors fixed by these by-laws, designate two or more directors of the corporation to constitute an executive committee, which, to the extent provided in the resolution and by Delaware law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it.

     SECTION 3.14. Other Committees.  The Board of Directors may, by
                   ----------------
resolution passed by a majority of the number of directors fixed by these by-laws, designate such other committees as it may from time to time determine. Each such committee shall consist of such number of directors, shall serve for such term and shall have and may exercise, during intervals between meetings of the Board of Directors, such duties, functions and powers as the Board of Directors may from time to time prescribe.

     SECTION 3.15. Alternates.  The Board of Directors may from time to
                   ----------
time designate from among the directors alternates to serve on one or more committees as occasion may require. Whenever a quorum cannot be secured for any meeting of any committee from among the regular members thereof and designated alternates, the member or members of such committee present at such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member.

     SECTION 3.16. Quorum and Manner of Acting Committees.  The presence
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of a majority of members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of those present shall be necessary for the taking of any action thereafter, provided that no action may be taken by any such committee without the favorable vote of members of the committee who are not officers or full-time employees of the corporation at least equal to the favorable vote of members of such committee who are officers or full-time employees of the corporation.

     SECTION 3.17. Committee Chairman, Books and Records, Etc. The
                   ------------------------------------------
Chairman of each committee shall be selected from among the members of the committee by the Board of Directors.

     Each committee shall keep a record of its acts and proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting.

     Each committee shall fix its own rules of procedure not inconsistent with these by-laws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.

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     SECTION 3.18. Fees and Compensation of Directors.  Directors shall
                   ----------------------------------
not receive any stated salary for their services as such; but, by resolution of the Board of Directors, a fixed fee, with or without expenses of attendance, may be allowed for attendance at each regular or special meeting of the board. Members of the board shall be allowed their reasonable traveling expenses when actually engaged in the business of the corporation. Members of any committee may be allowed like fees and expenses for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 3.19. Reliance Upon Records.  Every director of the
                   ---------------------
corporation, or member of any committee designated by the Board of Directors pursuant to authority conferred by Section 3.14 of these by-laws, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by such committee, or in relying in good faith upon other records of the corporation, including, without limiting the generality of the foregoing, records setting forth or relating to the value and amount of assets, liabilities and profits of the corporation or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared or paid or with which stock of the corporation might lawfully be purchased or redeemed.

                                  ARTICLE IV

                                    Notices

     SECTION 4.1.  Manner of Notice.  Whenever under the provisions of the
                   ----------------
statutes, the certificate of incorporation or these by-laws notice is required to be given to any stockholder, director or member of any committee designated by the Board of Directors, it shall not be construed to require personal delivery and such notice may be given in writing by depositing it, in a sealed envelope, in the United States mails, air mail or first class, postage prepaid, addressed (or by delivering it to a telegraph company, charges prepaid, for transmission) to such stockholder, director or member either at the address of such stockholder, director or member as it appears on the books of the corporation or, in the case of such a director or member, at his business address; and such notice shall be deemed to be given at the time when it is thus deposited in the United States mails (or delivered to the telegraph company). Such requirement for notice shall be deemed satisfied, except in the case of stockholder meetings with respect to which written notice is mandatorily required by law, if actual notice is received orally or in writing by the person entitled thereto as far in advance of the event with respect to which notice is given as the minimum notice period required by law or these by-laws.

     SECTION 4.2.  Waiver of Notice.  Whenever any notice is required to be
                   ----------------
given under the provisions of the statutes, the certificate of incorporation, or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalent thereto. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be

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transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or committee of directors or committee of directors need be specified in any written waiver of notice unless so required by statute, the certificate of incorporation or these by-laws.

                                   ARTICLE V

                                   Officers

     SECTION 5.1.  Offices and Official Positions.  The officers of the
                   ------------------------------
corporation shall be a Chairman of the Board, President, one or more Vice Presidents, a Secretary, a Treasurer, and such Assistant Secretaries, Assistant Treasurers, and other officers as the Board of Directors shall determine. Any two or more offices may be held by the same person. None of the officers need be a director, a stockholder of the corporation or a resident of the State of Delaware. The Board of Directors may from time to time establish, and abolish, official positions within the divisions into which the business and operations of the corporation are divided, pursuant to Section 6.1 of these by-laws, and assign titles and duties to such positions. Those appointed to official positions within divisions may, but need not, be officers of the corporation. The Board of Directors shall appoint officers to official positions within a division and may with or without cause remove from such a position any person appointed to it. In any event, the authority incident to an official position within a division shall be limited to acts and transactions within the scope of the business and operations of such division.

     SECTION 5.2.  Election and Term of Office.  The officers of the
                   ---------------------------
corporation shall be elected annually by the Board of Directors at their first meeting held after each regular annual meeting of the stockholders. If the election of officers shall not be held at such meeting of the board, such election shall be held at a regular or special meeting of the Board of Directors as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualified or until his death or resignation or until he shall have been removed in the manner hereinafter provided.

     SECTION 5.3.  Removal and Resignation.  Any officer may be removed,
                   -----------------------
either with or without cause, by a majority of the directors then in office at any regular or special meeting of the board; but such removal shall be without prejudice to the contract rights, if any, of such person so removed. Any officer may resign at any time by giving written notice to the Board of Directors, to the President or to the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5.4.  Vacancies.  A vacancy in any office because of death,
                   ---------
resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

     SECTION 5.5.  Chairman of the Board.  The Chairman of the Board shall
                   ---------------------
be the Chief Policy Making Officer of the corporation and shall preside at all meetings of the stockholders, the Board of Directors, or committees of the Board of which he is a member. He shall perform such other duties and have such other powers as may from time to time be assigned to him by the

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Board of Directors.

     SECTION 5.6.  President.  The President shall be the Chief Executive
                   ---------
Officer of the corporation and shall preside at all meetings of the stockholders, the Board of Directors or any committee of the Board if he is a member. He shall have the overall supervision of the business of the corporation and shall direct the affairs and policies of the corporation, subject to such policies and directions as may be determined by the Chairman of the Board or provided by the Board of Directors. He shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the statutes, these by-laws or action of the Board of Directors. He shall also have power to execute, and shall execute, deeds, mortgages, bonds, contracts or other instruments of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the President to some other officer or agent of the corporation. The President may sign with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, certificates for shares of stock of the corporation the issuance of which shall have been duly authorized by the Board of Directors, and shall vote, or give a proxy to any other person to vote, all shares of the stock of any other corporation standing in the name of the corporation. The President in general shall have all other powers and shall perform all other duties which are incident to the chief executive office of a corporation or as may be prescribed by the Board of Directors from time to time.

     SECTION 5.7.  Vice Presidents.  In the absence of the President, or in
                   ---------------
the event of his inability or refusal to act, the Vice Presidents in order of their rank as fixed by the Board of Directors or, if not ranked, the Vice President designated by the Board of Directors or the President, shall perform all duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties, not inconsistent with the statutes, these by-laws, or action of the Board of Directors, as from time to time may be prescribed for them, respectively, by the Board of Directors or the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certificates for shares of stock of the corporation the issuance of which shall have been duly authorized by the Board of Directors.

     SECTION 5.8.  Secretary.  The Secretary shall: (a) keep the minutes of the
                   ---------
meetings of the stockholders, the Board of Directors and committees of directors, in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws, or as required by law; (c) have charge of the corporate records and of the seal of the corporation; (d) affix the seal of the corporation or a facsimile thereof, or cause it to be affixed, to all certificates for shares prior to the issue thereof and to all documents the execution of which on behalf of the corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these by-laws; (e) keep a register of the post office address of each stockholder, director and committee member which shall from time to time be furnished to the Secretary by such stockholder, director or member; (f) sign with the President, or a Vice President, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the corporation; and (h) in general, perform all

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duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. He may delegate such details of the performance of duties of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead, but shall not thereby be relieved of responsibility for the performance of such duties.

     SECTION 5.9.  Treasurer.  The Treasurer shall: (a) be responsible to the
                   ---------
Board of Directors for the receipt, custody and disbursement of all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall from time to time be selected in accordance with the provisions of Section 7.4 of these by-laws; (c) disburse the funds of the corporation as ordered by the Board of Directors or the President or as otherwise required in the conduct of the business of the corporation; (d) render to the President or the Board of Directors, upon request, an account of all his transactions as Treasurer and on the financial condition of the corporation; and
(e) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, by the Board of Directors or these by-laws. He may sign, with the President, or a Vice President, certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors. He may delegate such details of the performance of duties of his office as may be appropriate in the exercise of reasonable care to one or more persons in his stead, but shall not thereby be relieved of responsibility for the performance of such duties. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum, and with such surety or sureties, as the Board of Directors shall determine.

     SECTION 5.10. Assistant Treasurers and Assistant Secretaries.  The
                   ----------------------------------------------
Assistant Treasurers and Assistant Secretaries shall perform all functions and duties which the Secretary or Treasurer, as the case may be, may assign or delegate; but such assignment or delegation shall not relieve the principal officer from the responsibilities and liabilities of his office. In addition, an assistant secretary or an assistant treasurer, as thereto authorized by the Board of Directors, may sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been duly authorized by resolution of the Board of Directors; and the Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer respectively, or by the President or by the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums, and with such surety or sureties, as the Board of Directors shall determine.

     SECTION 5.11. Salaries.  The salaries of the officers shall be fixed
                   --------
from time to time by the Board of Directors or by such officer as it shall designate for such purpose or as it shall otherwise direct. No officer shall be prevented from receiving a salary or other compensation by reason of the fact that he is also a director of the corporation.

                                  ARTICLE VI

                                   Divisions

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

     SECTION 6.1.  Divisions of the Corporation.  The Board of Directors
                   ----------------------------
shall have the power to create and establish such operating divisions of the corporation as they may from time to time deem advisable.

     SECTION 6.2.  Official Positions Within a Division.  The President may
                   ------------------------------------
appoint individuals, whether or not they are officers of the corporation, to, and may, with or without cause, remove them from, official positions established within a division, but not filled by the Board of Directors. (See also Section
5.1 of these by-laws.)

                                  ARTICLE VII

                     Contracts, Loans, Checks and Deposits

     SECTION 7.1.  Contracts and Other Instruments.  The Board of Directors
                   -------------------------------
may authorize any officer or officers agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, or of any division thereof, and such authority may be general or confined to specific instances.

     SECTION 7.2.  Loans.  No loans shall be contracted on behalf of the
                   -----
corporation, or any division thereof, and no evidence of indebtedness shall be issued in the name of the corporation, or any division thereof, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 7.3.  Checks, Drafts, Etc.  All checks, demands, drafts or
                   -------------------
other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, or any division thereof, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall from time to time be authorized by the Board of Directors.

     SECTION 7.4.  Deposits.  All funds of the corporation, or any division
                   --------
thereof, not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                 ARTICLE VIII

                   Certificates of Stock and Their Transfer

     SECTION 8.1.  Certificates of Stock.  The certificates of stock of the
                   ---------------------
corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If any stock certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any officer of the corporation may be facsimile. In case any such officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate has been delivered by the corporation, such certificate may nevertheless be delivered by the corporation, as though the person whose facsimile signature has been used

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

thereon had not ceased to be such officer. All certificates properly surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number of shares shall have been surrendered and canceled and the corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms, and with such indemnity (if any) to the corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to a transfer agent for the corporation.

     SECTION 8.2.  Lost, Stolen or Destroyed Certificates.  The Board of
                   --------------------------------------
Directors in individual cases, or by general resolution or by delegation to the transfer agent, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 8.3.  Transfers of Stock.  Upon surrender to the corporation
                   ------------------
or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to the certificate or shares represented thereby of which the corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of capital stock of the corporation, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof or by his attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the corporation.

     SECTION 8.4.  Restrictions on Transfer.  Any stockholder may enter
                   ------------------------
into an agreement with other stockholders or with the corporation providing for reasonable limitation or restriction on the right of such stockholder to transfer shares of capital stock of the corporation held by him, including, without limiting the generality of the foregoing, agreements granting to such other stockholders or to the corporation the right to purchase for a given period of time any of such shares on terms equal to terms offered such stockholders by any third party. Any such limitation or restriction on the transfer of shares of this corporation must be set forth on certificates representing shares of capital stock and notice thereof may be otherwise given to the corporation or the transfer agent, in which case the corporation or the transfer agent shall not be required to transfer such shares upon the books of the corporation without receipt of satisfactory evidence of compliance with the terms of such limitation or restriction.

     SECTION 8.5.  No Fractional Share Certificates. Certificates shall not
                   --------------------------------
be issued representing fractional shares of stock.

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

     SECTION 8.6.  Fixing Record Date.  The Board of Directors may fix in
                   ------------------
advance a date, not exceeding sixty (60) days, nor less than ten (10) days, preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

     SECTION 8.7.  Stockholders of Record.  The corporation shall be
                   ----------------------
entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE IX

                                Indemnification

     SECTION 9.1.  In General.  Each person who at any time is or shall
                   ----------
have been a director, officer, employee or agent of this corporation, or is or shall have been serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his heirs, executors and administrators, shall be indemnified by this corporation in accordance with and to the full extent permitted by the Delaware General Corporation Law as in effect at the time of adoption of this by-law or as amended from time to time. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. If authorized by the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the Delaware General Corporation Law as in effect at the time of the adoption of this by-law or as amended from time to time.

                                   ARTICLE X

                              General Provisions

     SECTION 10.1. Fiscal Year.  The fiscal year of the corporation shall
                   -----------
begin on January 1 of each year and end on December 31 the next succeeding calendar year.

     SECTION 10.2. Seal.  The corporate seal shall have inscribed thereon
                   ----
the name of the corporation, and the words "CORPORATE SEAL" and "DELAWARE"; and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.

                                  ARTICLE XI

                                  Amendments

     SECTION 11.1. In General.  Any provision of these by-laws may be
                   ----------
altered, amended or repealed from time to time by the affirmative vote of a majority of the stock having voting power present in person or by proxy at any annual meeting of stockholders at which a quorum is present, or at any special meeting of stockholders at which a quorum is present, if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting, or by the affirmative vote of a majority of the directors then qualified and acting at any regular or special meeting of the board; provided, however, that the stockholders may provide specifically for limitations on the power of directors to amend particular by-laws and, in such event, the directors' power of amendment shall be so limited; and further provided that no reduction in the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

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